f4cix110504hcs.txt

Exhibit 99 - Additional Information

 Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of class A common stock (the "Class A Common Stock") of the issuer, CompX

International Inc. ("CompX"):

NL Industries, Inc. ("NL")...................................31.8%

Harold C. Simmons............................................14.8%

Annette C. Simmons............................................1.1%

Kronos Worldwide, Inc. ("Kronos").............................0.1%

 NL directly holds 100%, or 10,000,000 shares, of the issuer's class B common stock, par value $0.01 per share (the "Class B Common Stock," and collectively with the Class A Common Stock, the "Common Stock").  The description of the relative rights of the Common Stock contained in the issuer's restated certificate of incorporation is hereby incorporated herein by reference to Exhibit 3.1 of the issuers Registration Statement on Form S-1

(File No. 333-42643).  As a result of its ownership of its shares of Class A

Common Stock and all of the Class B Common Stock, NL currently holds approximately 86.9% of the combined voting power (98.4% for the election of directors) of all classes of voting stock of the issuer.

 Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of common stock of NL:

Valhi, Inc. ("Valhi")........................................83.0%

Harold C. Simmons.............................................2.2%

Annette C. Simmons............................................0.6%

TIMET Finance Management Company ("TFMC").....................0.5%

Kronos..............................................less than 0.1%

Titanium Metals Corporation ("TIMET") is the sole stockholder of TFMC.

 Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of common stock of Kronos:

Valhi........................................................50.0%

NL...........................................................30.4%

Harold C. Simmons.............................................0.4%

TFMC..........................................................0.1%

Annette C. Simmons............................................0.1%

Contran Corporation ("Contran").....................less than 0.1%

 Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of common stock of Valhi:

Valhi Holding Company ("VHC")................................92.6%

TFMC..........................................................1.3%

Harold Simmons Foundation, Inc. (the "Foundation")............0.8%

Contran Amended and Restated Deferred Compensation

  Trust (the "CDCT")..........................................0.3%

Harold C. Simmons.............................................0.3%

Annette C. Simmons............................................0.2%

The Combined Master Retirement Trust (the "CMRT").............0.1%

The Annette Simmons Grandchildren's Trust

  (the "Grandchildren's Trust").....................less than 0.1%

Contran.............................................less than 0.1%

 Except as otherwise indicated, Harold C. Simmons and the following persons or entities related to him are the direct holders of the following percentages of the outstanding shares of common stock of TIMET:

VHC..........................................................23.2%

Annette C. Simmons...........................................12.1%

CMRT..........................................................8.6%

Harold C. Simmons.............................................3.1%

Kronos........................................................2.1%

Contran.......................................................2.0%

NL............................................................0.8%

Valhi.........................................................0.5%

Foundation..........................................less than 0.1%

Grandchildren's Trust...............................less than 0.1%

NL's percentage ownership of the outstanding shares of TIMET common stock includes 0.3% a wholly owned subsidiary of NL holds directly.

 Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding shares of common stock of VHC.  Contran is the holder of 100% of the outstanding shares of common stock of Dixie Rice.

     Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C.

Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee, or is held by

Mr.  Simmons or persons or other entities related to Mr.  Simmons.  As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts.  Mr. Simmons,

however, disclaims beneficial ownership of any shares of Contran stock that the

Trusts hold.

 U.S. Bank National Association serves as the trustee of the CDCT.  Contran established the CDCT as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C.

Simmons.  If the CDCT assets are insufficient to satisfy such obligations,

Contran is obligated to satisfy the balance of such obligations as they come due.  Pursuant to the terms of the CDCT, Contran (i) retains the power to vote the shares of Valhi's common stock held directly by the CDCT, (ii) retains dispositive power over such shares and (iii) may be deemed the indirect beneficial owner of such shares.

 Contran sponsors the CMRT, which permits the collective

investment by master trusts that maintain the assets of certain employee benefit plans Contran and related companies adopt.  Harold C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee for the

CMRT.  Mr. Simmons is a participant in one or more of the employee benefit plans that invest through the CMRT.

 The Foundation is a tax-exempt foundation organized for charitable purposes.  Harold C.  Simmons is the chairman of the board of the Foundation.

 NL, a subsidiary of NL and Kronos directly own 3,604,790 shares, 1,186,200 shares and 464,119 shares, respectively, of Valhi common stock.  As already stated, Valhi directly holds 83.0% of the outstanding shares of NL common stock and 50.0% of the outstanding shares of Kronos common stock.  As a result of

Valhi's direct and indirect ownership of NL, its subsidiary and Kronos and pursuant to Delaware law, Valhi treats the shares of Valhi common stock that NL,

its subsidiary and Kronos own as treasury stock for voting purposes and for the purposes of this statement such shares are not deemed outstanding.

 Mr. Harold C. Simmons is chairman of the board of Kronos, Valhi, VHC,

Dixie Rice and Contran and chairman of the board and chief executive officer of

NL.

 By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Mr. Simmons may be deemed to control the entities described above and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares of the issuer's securities directly held by certain of such other entities.

However, Mr. Simmons disclaims beneficial ownership of, and a pecuniary interest in, the securities beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in the shares the CMRT directly holds.

 Annette C. Simmons is the wife of Harold C. Simmons.  Mr. Simmons may be deemed to share indirect beneficial ownership of her shares.  Mr. Simmons disclaims beneficial ownership of all shares that his wife holds directly.

Mrs. Simmons disclaims beneficial ownership of all shares she does not hold directly.

 Mr. and Mrs. Simmons are each a co-trustee of the Grandchildren's Trust,

the beneficiaries of which are the grandchildren of Mrs. Simmons. They each have the power to vote and direct the disposition of the shares the trust holds.  Mr.

Simmons and his wife each disclaim beneficial ownership of, and a pecuniary interest in, any shares that this trust holds.